As filed with the Securities and Exchange Commission on April 6, 2011
Registration No. 333-171525
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tesoro Logistics LP
(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	27-4151603
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19100 Ridgewood Parkway
San Antonio, Texas 78259-1828
(210) 626-6000
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Charles S. Parrish
Vice President, General Counsel and Secretary
19100 Ridgewood Parkway
San Antonio, Texas 78259-1828
(210) 626-4280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 717 Texas Avenue, Suite 1600 Houston, Texas 77002 (713) 546-5400	David P. Oelman D. Alan Beck, Jr. Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     This amendment No. 5 is being filed for the purpose of re-filing Exhibit 10.8 to the Registration Statement (Commission File No. 333-171525). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 13.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$35,048
FINRA filing fee	30,688
NYSE listing fee	156,032
Advisory fee	2,020,000
Printing and engraving expenses	725,000
Fees and expenses of legal counsel	5,173,596
Accounting fees and expenses	1,015,000
Transfer agent and registrar fees	4,800
Miscellaneous	189,167

Total	$9,349,331

Item 14.	Indemnification of Directors and Officers

The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8 of the Underwriting Agreement to be filed as an exhibit to this registration statement in which Tesoro Logistics LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15.	Recent Sales of Unregistered Securities

On December 13, 2010, in connection with the formation of the partnership, Tesoro Logistics LP issued to (i) Tesoro Logistics GP, LLC the 2.0% general partner interest in the partnership for $20 and (ii) to Tesoro Corporation the 98.0% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement (including form of Lock-up Agreement)
3	.1*	—	Certificate of Limited Partnership of Tesoro Logistics LP
3	.2*	—	Form of First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP (included as Appendix A to the Prospectus)
3	.3*	—	Certificate of Formation of Tesoro Logistics GP, LLC
3	.4*	—	Form of Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC
5	.1*	—	Opinion of Latham & Watkins, LLP as to the legality of the securities being registered
8	.1*	—	Opinion of Latham & Watkins, LLP relating to tax matters
10	.1*	—	Form of Credit Agreement
10	.2*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.3*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan
10	.4*	—	Form of Omnibus Agreement
10	.5*	—	Form of Operational Services Agreement
10	.6*	—	Form of Transportation Services Agreement (High Plains Pipeline System)
10	.7*	—	Form of Trucking Transportation Services Agreement
10	.8†	—	Form of Master Terminalling Services Agreement
10	.9*	—	Form of Transportation Services Agreement (SLC Short Haul Pipelines)
10	.10*	—	Form of Salt Lake City Storage and Transportation Services Agreement
10	.11*	—	Employment Agreement of Gregory J. Goff
10	.12*	—	Employment Agreement of Charles S. Parrish
10	.13*	—	Management Stability Agreement of Phillip M. Anderson
10	.14*	—	Management Stability Agreement of G. Scott Spendlove
10	.15*	—	Management Stability Agreement of Ralph J. Grimmer
10	.16*#	—	Tesoro Logistics LP 2011 Non-Employee Director Compensation Program
10	.17*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Phantom Unit Award (Employee time-vesting award)
10	.18*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Phantom Unit Award (Non-employee director award)
21	.1*	—	List of Subsidiaries of Tesoro Logistics LP
23	.1*	—	Consent of Ernst & Young LLP
23	.2*	—	Consent of Latham & Watkins, LLP (contained in Exhibit 5.1)
23	.3*	—	Consent of Latham & Watkins, LLP (contained in Exhibit 8.1)
24	.1*	—	Powers of Attorney (contained on the signature page to this Registration Statement)

*	Previously filed.

#	Compensatory plan or arrangement

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request. Such provisions have been separately filed with the Securities and Exchange Commission.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Tesoro or its subsidiaries (including the registrant’s general partner) and of fees, commissions, compensation and other benefits paid, or accrued to Tesoro or its subsidiaries (including the registrant’s general partner) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(4) The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement (No. 333-171525) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 6, 2011.

Tesoro Logistics LP

By:	Tesoro Logistics GP, LLC its General Partner

By:	/s/ Gregory J. Goff
Gregory J. Goff
Chairman of the Board of Directors and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement (No. 333-171525) has been signed below by the following persons in the capacities indicated on April 6, 2011.

Signature	Title

/s/ Gregory J. Goff Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ G. Scott Spendlove G. Scott Spendlove	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Phillip M. Anderson Phillip M. Anderson	Director and President

/s/ Charles S. Parrish Charles S. Parrish	Director, Vice President, General Counsel and Secretary

Raymond J. Bromark	Director

EXHIBIT INDEX

Exhibit
Number			Description

1	.1*	—	Form of Underwriting Agreement (including form of Lock-up Agreement)
3	.1*	—	Certificate of Limited Partnership of Tesoro Logistics LP
3	.2*	—	Form of First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP (included as Appendix A to the Prospectus)
3	.3*	—	Certificate of Formation of Tesoro Logistics GP, LLC
3	.4*	—	Form of Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC
5	.1*	—	Opinion of Latham & Watkins, LLP as to the legality of the securities being registered
8	.1*	—	Opinion of Latham & Watkins, LLP relating to tax matters
10	.1*	—	Form of Credit Agreement
10	.2*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.3*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan
10	.4*	—	Form of Omnibus Agreement
10	.5*	—	Form of Operational Services Agreement
10	.6*	—	Form of Transportation Services Agreement (High Plains Pipeline System)
10	.7*	—	Form of Trucking Transportation Services Agreement
10	.8†	—	Form of Master Terminalling Services Agreement
10	.9*	—	Form of Transportation Services Agreement (SLC Short Haul Pipelines)
10	.10*	—	Form of Salt Lake City Storage and Transportation Services Agreement
10	.11*	—	Employment Agreement of Gregory J. Goff
10	.12*	—	Employment Agreement of Charles D. Parrish
10	.13*	—	Management Stability Agreement of Phillip M. Anderson
10	.14*	—	Management Stability Agreement of G. Scott Spendlove
10	.15*	—	Management Stability Agreement of Ralph J. Grimmer
10	.16*#	—	Tesoro Logistics LP 2011 Non-Employee Director Compensation Program
10	.17*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Phantom Unit Award (Employee time-vesting award)
10	.18*#	—	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Phantom Unit Award (Non-employee director award)
21	.1*	—	List of Subsidiaries of Tesoro Logistics LP
23	.1*	—	Consent of Ernst & Young LLP
23	.2*	—	Consent of Latham & Watkins, LLP (contained in Exhibit 5.1)
23	.3*	—	Consent of Latham & Watkins, LLP (contained in Exhibit 8.1)
24	.1*	—	Powers of Attorney (contained on the signature page to this Registration Statement)

*	Previously filed.

#	Compensatory plan or arrangement

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request. Such provisions have been separately filed with the Securities and Exchange Commission.